As filed with the Securities and Exchange Commission on August 17, 2001
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Provident Financial Group, Inc. (Exact name of each Registrant as specified in its charter)	Ohio (State or other jurisdiction of incorporation or organization)	31-0982792 (I.R.S. Employer Identification Number)

One East Fourth Street
Cincinnati, Ohio 45202
                                   (513) 579-2000
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

MARK E. MAGEE, ESQ.
General Counsel
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
                                 (513) 579-2861
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
GARY P. KREIDER, ESQ.
Keating, Muething & Klekamp, P.L.L.
1800 Provident Tower
Cincinnati, Ohio 45202
(513) 579-6411

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    [   ]

(Cover continued on next page)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered Common Stock	Amount to be Registered 500,000	Proposed Maximum Aggregate Offering Price Per Share(1) $31.65	Proposed Maximum Aggregate Offering Price (1) $15,825,000	Amount of Registration Fee $3,957

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 for purposes of calculating the Amount of Registration Fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

Page #

INFORMATION REGARDING THE PLAN	1
About Provident Financial Group, Inc.	1
What is the Provident Financial Group Dividend Reinvestment Plan?	1
What dividend reinvestment options are available under the plan?	1
Who is eligible to participate in the plan?	1
Can non-U.S. citizens participate in the plan?	2
How does a Provident shareholder enroll or discontinue their participation in the plan?	2
Are there fees associated with participation in the plan?	2
Where and when will shares be purchased under the plan?	2
At what price will the shares be purchased?	3
Will fractional shares be purchased?	3
Who will hold the shares purchased through the plan?	3
How may I obtain a distribution of my additional shares accumulated through the plan?	3
May I buy and sell shares through the plan?	3
May I transfer shares that I hold in the plan to someone else?	3
How may I request a change of address or update other personal data?	4
Who serves as the Plan Administrator of the plan, what are the Plan Administrator's responsibilities and how do I contact them?	4
What type of reports will I receive and how often?	4
What will happen if Provident declares a stock dividend or stock split?	4
How do I vote my Plan Account shares at shareholder meetings?	4
Can the plan be changed or terminated?	4
What are the federal income tax consequences of participating in the plan?	4
Contact Information	5
USE OF PROCEEDS	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	6

DIVIDEND REINVESTMENT PLAN

Provident Financial Group, Inc. is pleased to offer shareholders a Dividend Reinvestment Plan. The plan, designed to help shareholders increase their holdings of Provident common stock, allows for quarterly dividends to be reinvested automatically in additional shares of Provident common stock, without payment of service charges or other fees. To participate, you must:

  Currently own at least 100 shares of Provident common stock

  Complete and return an Enrollment Authorization Form

This prospectus relates to an offering of up to 500,000 shares of Provident Financial Group common stock to be offered for dividend reinvestment under the Provident Financial Group Dividend Reinvestment Plan. Please read this prospectus carefully and keep it and any future investment statements for future reference.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be purchased on your behalf under this plan or determined if the provisions of this plan are accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 17, 2001

INFORMATION REGARDING THE PLAN

About Provident Financial Group, Inc.

Provident Financial Group, Inc. is a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, Northern Kentucky and Southwestern Florida. Provident also provides commercial financing, equipment leasing, and mortgage lending at a national level. At June 30, 2001, Provident had total assets of $15.1 billion, loans and leases of $10.4 billion, deposits of $8.8 billion, and common shareholders’ equity of $975.7 million. Provident manages an additional $5.0 billion of loans and leases which have been sold with servicing retained. At June 30, 2001, Provident and its subsidiaries employed approximately 3,000 full-time-equivalent employees.

Provident conducts its banking operations through its main subsidiary, The Provident Bank. Major business lines include Commercial Banking, Retail Banking and Mortgage Banking. A discussion and analysis on the types of financial products and services offered by these business lines are presented in Provident’s SEC filings as described more fully in the section entitled “Where You Can Find More Information” on page 6. Copies of these documents are also available to the public via Provident’s corporate website at http://www.provident-financial.com. You may also obtain copies of the documents by contacting Provident Investor Relations directly (contact information, including phone numbers and mailing addresses, is provided on page 5). Provident’s common stock trades on the Nasdaq Stock Market under the symbol “PFGI.” Provident’s executive offices are located at One East Fourth Street, Cincinnati, Ohio 45202.

What is the Provident Financial Group Dividend Reinvestment Plan?

The Provident Financial Group Dividend Reinvestment Plan is a convenient and cost-free plan available for shareholders who own 100 or more shares of Provident Financial Group common stock. Provident’s Board of Directors adopted the plan on June 21, 2001. The plan allows existing Provident shareholders to increase their holdings of Provident common stock through the full reinvestment of Provident common stock dividends. There are no costs associated with participation in the plan. Provident pays all fees, including brokerage commissions charges, on shares acquired through the plan. Participation in the plan is entirely voluntary.

What dividend reinvestment options are available under the plan?

The plan allows participants to have 100 percent of their common stock dividends automatically reinvested in additional shares of Provident common stock. The plan does not allow for partial reinvestment of cash dividends.

If you elect not to participate in the plan, your cash dividends will not be reinvested. Instead, you will continue to receive a check for the quarterly cash dividends on your Provident common stock.

Who is eligible to participate in the plan?

Shareholders owning at least 100 or more shares of Provident common stock are eligible to participate in the plan. Both “registered” shareholders and “beneficial” shareholders may participate in the plan.

A registered shareholder is a shareholder whose shares of Provident common stock are registered on Provident’s books. A registered shareholder may also be referred to as a shareholder of record. Registered shareholders receive all corporate communications, dividends, annual reports, and proxy material directly from Provident.

A beneficial shareholder is a shareholder whose shares of Provident common stock are registered in the name of a bank, broker or other entity acting in a representative capacity. A beneficial shareholder may also be referred to as a “street name” shareholder. If you are a beneficial shareholder and you wish to participate in the plan, you may either participate directly by registering at least 100 or more shares in your name, or make arrangements with your broker, bank or other entity to participate in the plan on your behalf.

If at any time during your participation in the plan, your number of shares falls below the minimum amount required to participate, your participation in the plan will be automatically terminated, and the Plan Administrator will issue you a certificate for any whole shares and liquidate any fractional interest in accordance with the provisions of the plan.

Can non-U.S. citizens participate in the plan?

Yes. If you are not a U.S. citizen, you may participate in the plan, provided there are no laws or governmental regulations that would prohibit participation or that would affect the terms of the plan. Provident reserves the right to prohibit or terminate participation of any shareholder if it deems it advisable under any applicable laws or regulations.

How does a Provident shareholder enroll or discontinue their participation in the plan?

To participate in the plan you must complete and submit an Enrollment Authorization Form to the Plan Administrator. For your convenience, an Enrollment Authorization Form is attached to this prospectus.

You may discontinue participation in the plan at any time by completing and submitting a Transaction Request Form to the Plan Administrator. If you discontinue your participation in the plan, the Plan Administrator will issue a certificate for any whole shares and liquidate any fractional interest in accordance with the provisions of the plan.

Notification to either enroll or discontinue participation in the plan must be received by the Plan Administrator prior to a dividend record date in order to be effective for such record date. Notifications received after a dividend record date will not be effective for such record date. Accordingly, dividends will be paid or reinvested according to prior instructions.

Dividend record and payment dates for Provident common stock for 1999, 2000, and year-to-date 2001 were as follows:

Record Date February, 12 1999 May 14, 1999 August 13, 1999 November 12, 1999 February, 11 2000 May 12, 2000 August 11, 2000 November 10, 2000 February 9, 2001 May 11, 2001	Payment Date February 26, 1999 May 28, 1999 August 27, 1999 November 26, 1999 February 25, 2000 May 26, 2000 August 25, 2000 November 24, 2000 February 23, 2001 May 25, 2001

You may obtain additional Enrollment Authorization and Transaction Request Forms at the Investor Relations area of our corporate website at http://www.provident-financial.com or by contacting The Plan Administrator directly. Contact information, including phone numbers and mailing addresses, is provided on page 5. Additionally, the Plan Administrator will include a Transaction Request Form with each quarterly account statement.

Are there fees associated with participation in the plan?

No, Provident pays all costs associated with your participation in the plan.

Where and when will shares be purchased under the plan?

Shares will either be purchased in the open market or issued directly by Provident from authorized but unissued shares. For shares not issued directly by Provident, the Plan Administrator will, from time to time, appoint independent purchasing agents to execute purchases of common stock on behalf of the plan and its participants. Shares will be purchased in the open market on the Nasdaq Stock Market, where Provident common stock is traded, or in negotiated transactions on such terms the appointed Purchasing Agent may reasonably determine.

A separate Plan Account will be maintained for each participant in the plan. Your Plan Account will reflect all of the shares that are purchased on your behalf with reinvested dividends under the plan unless you request that the Plan Administrator deliver shares to you.

The Plan Administrator will forward dividend payments to the appointed purchasing agent for participants. All dividend funds authorized to be reinvested will be invested as soon as practical after Provident pays the quarterly cash dividend. No interest will be paid on amounts held pending investment. Provident’s dividend payment dates have historically occurred on the last Friday of each February, May, August and November. Provident expects that the past pattern with respect to timing of dividend payment dates generally will be followed in the future. A history of dividend record and payment dates for Provident common stock for 1999, 2000, and year-to-date 2001 is provided under “How does a Provident shareholder enroll or discontinue their participation in the plan?” on page 2.

There can be no assurance as to the declaration or payment of dividends, and nothing contained in the plan obligates Provident to declare or pay any dividends. The plan does not represent a change in Provident’s dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon Provident’s earnings, financial condition, and other factors.

If Provident determines not to sell new shares of common stock to the plan, or in the event that applicable law or the closing of securities markets requires the temporary curtailment or suspension of open market purchases of common stock under the plan, neither Provident, the Plan Administrator, nor the purchasing agent shall be held accountable for the inability to make open market purchases at such times. If for any reason, purchases under the plan cannot be made for a period exceeding 30 days following the dividend payment date, the Plan Administrator will promptly mail participants checks for the amount of any unapplied cash dividends. No interest will be paid on amounts returned to participants.

At what price will shares be purchased?

If shares are purchased on the open market, the purchase price will be the weighted average purchase price per share. If shares are issued by Provident, the purchase price will be the average of the daily high and low sale prices as reported on the Nasdaq Stock Market on the dividend payment date.

Participants bear the risk of loss and realize the benefits of any gain from market price changes with respect to all shares held in the plan, or otherwise. Neither Provident nor the Plan Administrator makes any representations with respect to the future value of the common stock purchased under the plan.

Will fractional shares be purchased?

If any cash dividend amount is not sufficient to purchase a whole share of Provident common stock, a fractional share equivalent will be credited to your account up to three decimal points.

Who will hold the shares purchased through the plan?

Shares purchased through the plan will be held in safekeeping in book-entry form on the Plan Administrator’s records. The number of shares, including fractional interests, held for each participant will be shown on each quarterly account statement.

How may I obtain a distribution of my additional shares accumulated through the plan?

The Plan Administrator will issue you certificates for any whole shares registered in your Plan Account at no charge, upon your request, not more often than once per calendar quarter. You may make such a request by submitting a completed Transaction Request Form to the Plan Administrator. Any whole shares for which certificates are issued will no longer be registered in your Plan Account. Additionally, you may also request that shares be transferred in book-entry form electronically to your brokerage account.

Certificates will normally be issued to participants within three business days after receipt of the request. Withdrawing shares from your Plan Account will not affect your dividend reinvestment election. Dividends will continue to be reinvested unless a new election is made. Instead of receiving certificates for fractional shares of common stock, the Plan Administrator will send you a check for the cash value of the fractional shares based on the market value of Provident common stock on the date your request was received.

If a participant wishes to pledge any whole shares held in their Plan Account, they must request the withdrawal of such shares in accordance with the procedures outlined above.

If a participant discontinues their participation in the plan, the Plan Administrator will issue a certificate for any whole shares and liquidate any fractional interest in accordance with the procedures outlined above.

May I buy and sell shares through the plan?

The plan does not provide for shares to be bought or sold directly through the plan.

May I transfer shares that I hold in the plan to someone else?

You may transfer ownership of some or all of your shares held through the plan. Contact the Plan Administrator for complete transfer instructions.

You may transfer Plan Account shares to new or existing Provident shareholders. However, a new Plan Account will not be opened for a transferee unless the required amount of shares required to participate in the plan is held by the transferee. If you open a new Plan Account for a transferee, you must include an Enrollment Authorization Form with the gift/transfer instructions.

How may I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please write to the Plan Administrator (contact information, including phone numbers and mailing addresses, is provided on page 5).

Who serves as the Plan Administrator of the plan, what are the Plan Administrator’s responsibilities and how do I contact them?

The Provident Bank, a wholly-owned subsidiary of Provident Financial Group, will serve as the Plan Administrator. The Plan Administrator will maintain Plan Accounts, hold shares of Provident common stock acquired under the plan, provide record-keeping services, send quarterly statements of account activity to participants, and perform other related duties. The Plan Administrator also will appoint, from time to time, independent purchasing agents to execute purchases of common stock on behalf of the plan and its participants. The Provident Bank also serves as the registrar and transfer agent for Provident common stock. Contact information, including phone numbers and mailing addresses, is provided on page 5.

Neither Provident Financial Group nor The Provident Bank will be liable for any act or omission to act, which is done in good faith, including any claim of liability arising out of the failure to terminate a participant’s Plan Account upon a participant’s death prior to receipt of notice in writing of the death along with a request to terminate participation from a qualified representative of the deceased.

What type of reports will I receive and how often?

You will receive a statement of year-to-date account activity on a quarterly basis. Each quarterly account statement will show the current number of Provident shares participating in the plan, dividends paid, amount invested, the purchase price, and number of shares purchased as well as any other related activity associated with your participation in the plan.

Additionally, you will also receive copies of the same communications sent to all other shareholders of Provident common stock, such as annual reports and proxy statements. You will also receive Internal Revenue Service information returns if required.

Please retain all quarterly account statements for your records. The statements contain important tax and other information.

What will happen if Provident declares a stock dividend or stock split?

Any stock dividends or stock splits of shares distributed by Provident to shareholders of common stock held in the plan will be added to your Plan Account. Your quarterly account statement will indicate the number of shares distributed as a result of the transaction.

How do I vote my Plan Account shares at shareholder meetings?

You will receive proxy materials, including a proxy card, representing both the shares for which you hold physical certificates and the shares held in your Plan Account. You can vote your shares as provided in the proxy materials.

Can the plan be changed or terminated?

Provident may amend, modify, suspend, or terminate the plan at any time. All participants will be notified in writing of any modifications made to the plan. If the plan is terminated, certificates for whole shares held in your Plan Account will be issued, and a check for the cash value of any fractional shares on the date of termination will be sent to you.

What are the federal income tax consequences of participating in the plan?

Participants in the plan are advised to consult their own tax advisors with respect to the federal, state and local tax consequences of participation in the plan applicable to their particular situations.

Cash dividends, if any, reinvested under the plan will be taxable as ordinary income for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends, if any, paid to you during a calendar year, whether or not they are reinvested, will be reported to you and to the U.S. Internal Revenue Service shortly after the close of each year.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your Plan Account or the withdrawal of whole shares from your Plan Account. You will, however, generally realize capital gain or loss upon the receipt of cash for fractional shares held in the plan. You will also realize capital gain or loss when shares are sold. Such capital gain or loss will either be short term or long term. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares, which includes the value of the cash dividends reinvested). In order to determine the tax basis for shares in your Plan Account, you should retain all quarterly account statements.

Participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends, if any, paid on shares held in the plan. Where applicable, this withholding tax generally is imposed at the rate of 30 percent; but this rate may be reduced by treaty between the U.S. and the country in which the participant resides.

Dividends paid on shares in Plan Accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Plan Administrator must withhold 31 percent from the amount of dividends, the proceeds of any sale of full shares and the proceeds of the sale of any fractional shares.

Contact Information

Plan Administrator

If you have any questions regarding the plan please contact the Plan Administrator. All correspondence relating to your participation in the plan should include your social security number and should be directed to the Plan Administrator at:

Telephone: E-Mail: Mailing Address:	888-863-5893 CorporateTrust@provident-bank.com The Provident Bank Corporate Trust/MS-669D 309 Vine Street Cincinnati OH 45202

Shareholder service representatives are available Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m. Eastern Time. Additional copies of this document as well as Enrollment Authorization and Transaction Request Forms may also be retrieved from the Shareholder Inquiries and Services link located within the Investor Relations area of Provident’s corporate website at http://www.provident-financial.com.

Investor Relations

Requests for corporate information, such quarterly and annual reports and SEC filings, should be directed to Investor Relations. Corporate information is also available within the Investor Relations link of Provident’s corporate website. Investor Relations may be reached at:

Website Address: Telephone: E-Mail: Mailing Address:

http://www.provident-financial.com

800-851-9521 or 513-345-7102

InvestorRelations@provident-financial.com

Provident Financial Group, Inc.
Investor Relations/MS-843A
One East Fourth Street
Cincinnati OH 45202

USE OF PROCEEDS

Shares of Provident common stock purchased in open market transactions will provide no cash proceeds to Provident. If shares are purchased directly from Provident, proceeds from such sales, which cannot be estimated, will be used for general corporate purposes. Provident does not know either the number of shares, if any, that it ultimately will issue under the plan, or the prices at which shares will be sold.

LEGAL MATTERS

The legality of the common stock covered by this prospectus has been passed upon by Keating, Muething & Klekamp, PLL.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Provident Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Provident files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, statements or other information filed by Provident at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Provident’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov”. Such material is also available for inspection at the Nasdaq Stock Market, 1735 K Street, NW, Washington DC 20006.

The SEC allows Provident to “incorporate by reference” information into this prospectus. This means that Provident can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that Provident has previously filed with the SEC. They contain important information about Provident and its financial condition.

  Annual Report on Form 10-K for the year ended on December 31, 2000

  Current Report on Form 8-K dated January 30, 2001

  Quarterly Report on Form 10-Q for the quarter ended on March 31, 2001

  Quarterly Report on Form 10-Q for the quarter ended on June 30, 2001

  The description of Provident common stock contained in SEC Registration Statement No. 333-32423

Provident also incorporates by reference all future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until the termination of the plan.

Provident will provide without charge to each person to whom a copy of this prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to:

Telephone: Website Address: E-Mail: Mailing Address:

800-851-9521 or 513-345-7102

http://www.provident-financial.com

InvestorRelations@provident-financial.com

Provident Financial Group, Inc.
Investor Relations/MS-843A
One East Fourth Street
Cincinnati OH 45202

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements, other than those based on historical facts, which address activities, events or developments that Provident expects or anticipates may occur in the future are forward-looking statements which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in such statements. Provident's ability to achieve such results is subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

  sharp and/or rapid changes in interest rates;

  significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends, the ability to generate loans and leases;

  significant cost, delay in, or inability to execute strategic initiatives designed to grow revenues and/or manage expenses;

  risks involved with the consummation of significant business combinations or divestitures; and

  significant changes in accounting, tax or regulatory practices or requirements and other factors noted in connection with forward-looking statements.

Additionally, borrowers could suffer unanticipated losses without regard to general economic conditions. The result of these and other factors could cause differences from expectations in the level of defaults, changes in the risk characteristics of the loan and lease portfolio, and changes in the provision for loan and lease losses. Forward-looking statements speak only as of the date made. Provident undertakes no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee* Nasdaq listing fee Legal fees and expenses Accounting fees and expenses Printing and engraving expenses Miscellaneous TOTAL	$ 3,957 1,000 15,000 15,000 25,000 10,045 $70,000

*Actual; other expenses are estimated

Item 15.   Indemnification of Directors and Officers.

      Ohio Revised Code, Section 1701.13(E), allows indemnification by Provident Financial Group, Inc. to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Provident Financial Group, Inc., by reason of the fact that he is or was a director, officer, employee or agent of the Provident Financial Group, Inc., against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Provident Financial Group, Inc. and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Provident Financial Group, Inc., except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Provident Financial Group, Inc. unless deemed otherwise by the court. Indemnification may be authorized by a majority vote of a quorum of disinterested directors or upon the written opinion of independent counsel or by the shareholders or by court order. The Provident Financial Group, Inc.'s Code of Regulations extends such indemnification.

      The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933 which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit No. 5 23.1 23.2 24

                                   Description of Document

Opinion and Consent of Keating, Muething & Klekamp, P.L.L.
Consent of Ernst & Young, LLP
Consent of Keating, Muething & Klekamp, P.L.L. (Contained in Exhibit 5)
Powers of Attorney (contained in the signature page)

Item 17.   Undertakings.

(a)         The undersigned Registrants hereby undertake:

      (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Provident Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 16th day of August, 2001.

PROVIDENT FINANCIAL GROUP, INC. By: /s/Robert L. Hoverson Robert L. Hoverson, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                 Signature

*/s/Robert L. Hoverson
Robert L. Hoverson

*
Jack M. Cook

*
Thomas D. Grote, Jr.

*Philip R. Myers
Philip R. Myers

*/s/Joseph A. Pedoto
Joseph A. Pedoto

*/s/Sidney A. Peerless
Sidney A. Peerless

*/s/Joseph A. Steger
Joseph A. Steger

*/s/Christopher J. Carey
Christopher J. Carey

                  Capacity

President and Director
(Principal Executive Officer)

Director

Director

Director

Director

Director

Director

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Date August 16, 2001 August __, 2001 August __, 2001 August 16, 2001 August 16, 2001 August 16, 2001 August 16, 2001 August 16, 2001